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Exhibit 99.1

Hathaway Corporation
8228 Park Meadows Drive
Littleton, Colorado 80124
Telephone: (303) 799-8200
Fax: (303) 799-8880

PRESS RELEASE
FOR IMMEDIATE RELEASE

Release: July 9, 2002
Contact: Richard Smith or Richard Warzala
Stock Symbol: HATH (NASDAQ-Small Cap Market)

HATHAWAY SIGNS AGREEMENT TO PURCHASE
MOTOR PRODUCTS CORPORATION

DENVER, COLORADO—Hathaway Corporation (NASDAQ: HATH) announced today that it has signed a stock purchase agreement to acquire 100% of Motor Products—Owosso Corporation and Motor Products—Ohio Corporation for $11,800,000 of which $11.5 million is payable in cash at closing and a $300,000 note guaranteed by Hathaway Corporation is payable six months after closing. Hathaway will acquire the stock of the two Motor Products companies from Owosso Corporation, a publicly held corporation (NASDAQ: OWOS). The closing is scheduled to take place on July 30, 2002.

Motor Products, located in Owosso, Michigan and Barberton, Ohio, has been a motor producer for more than fifty years and is a vertically integrated manufacturer of customized, highly engineered sub-fractional horsepower permanent magnet DC motors serving a wide range of original equipment applications. The motors are used in HVAC and actuation systems in a variety of markets including trucks, buses, RV's, off-road vehicles, health, fitness, medical and industrial equipment.

Motor Products had revenues of $25.3 million, pretax income before corporate allocation of $1.85 million, EBITDA of $2.8 million and total assets of $11 million for the fiscal year ended October 28, 2001.

"We are very excited about the addition of Motor Products to further Hathaway's new strategy of expanding our motion control business," commented Dick Smith, CEO of Hathaway. "With the pending sale of Hathaway's power and process segment, the Company's efforts are focused on growth in motion control both through our existing businesses and acquisition opportunities of complementary motion control businesses." Dick Warzala, President of Hathaway, states, "Strategically, Motor Products and the existing Hathaway businesses are very well aligned, due to the commitment to lean manufacturing processes and an extensive design and applications engineering knowledge base. Motor Products has a strong management team who has already been aggressively pursuing lean manufacturing efficiencies, improved purchasing programs and multiple new product development opportunities. By mid-August, Motor Products will complete the consolidation of its Ohio operation into the Michigan facility resulting in enhanced operating efficiencies, elimination of overheads and improved profitability overall. With the acquisition of Motor Products, Hathaway further expands its ability to deliver unique motor solutions to multiple and diverse OEM markets."

Headquartered in Denver, Colorado, Hathaway designs, manufactures and sells motion control products into applications that serve many industry sectors. With subsidiaries in the United States and United Kingdom, Hathaway is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

The statements in this press release that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion control markets, introduction of new technologies, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the ability of the Company to meet the technical specifications of its Motion Control customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations and the ability to attract and retain qualified personnel. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

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  Exhibit 99.1